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                                                                       EX-99c.22

            CERTIFICATE OF THE VICE PRESIDENT AND ASSISTANT SECRETARY
                                       OF
                                  THE UBS FUNDS

                 AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

         Pursuant to Article V, Section 10 of the By-Laws, dated August 9, 1993, of The UBS Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

         1. He is the duly elected, qualified and acting Vice President and Assistant Secretary of the Trust.

         2. That, as of July 29, 2002, the principal place of business of the Trust is One North Wacker Drive, Chicago, IL 60606 and that such references to the Trust's principal place of business as currently appear in the Trust's Agreement and Declaration of Trust, and, heretofore, may appear in its registration statements and in all other such documents to which such change may be deemed to apply be amended to reflect such change.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 29th day of July, 2002.

(Trust Seal)

                                         /s/ David M. Goldenberg
                                         --------------------------------------
                                         David M. Goldenberg
                                         Vice President and Assistant Secretary
                                         The UBS Funds
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                                    EXHIBIT A

                                AMENDMENT TO THE
                      AGREEMENT AND DECLARATION OF TRUST OF
                    THE UBS FUNDS, DATED AS OF AUGUST 9, 1993
                               (THE "DECLARATION")

The Cover Page of the Declaration is hereby amended with the following change to the Principal Place of Business:

         One North Wacker Drive, Chicago, IL 60606

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                                    EXHIBIT B

                                AMENDMENT TO THE
                      AGREEMENT AND DECLARATION OF TRUST OF
                    THE UBS FUNDS, DATED AS OF AUGUST 9, 1993
                               (THE "DECLARATION")

The address given as the Principal Place of Business of the Trust is:

         One North Wacker Drive, Chicago, IL 60606